NORTH CAROLINA
Department of the Secretary of State

To all whom these presents shall come, Greetings:

I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF AMENDMENT

OF

FIRST BANCORP

the original of which was filed in this office on the 10th day of June, 2022.

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IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 13th day of June, 2022.

Elaine F. Marshall

Secretary of State

SOSID: 0097250
Date Filed: 6/10/2022 9:52:00 AM
Elaine F. Marshall
North Carolina Secretary of State
C2022 160 01161

State of North Carolina
Department of the Secretary of State

ARTICLES OF AMENDMENT
BUSINESS CORPORATION

Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1. The name of the corporation is: First Bancorp

2. The text of each amendment adopted is as follows (*State below or attach*):

   See attached Appendix A.

3. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

4. The date of adoption of each amendment was as follows: May 5, 2022

5. (Check either a, b, c, or d, whichever is applicable)

   a. ☐ The amendment(s) was (were) duly adopted by the incorporators prior to the issuance of shares.

   b. ☐ The amendment(s) was (were) duly adopted by the board of directors prior to the issuance of shares.

   c. ☐ The amendment(s) was (were) duly adopted by the board of directors without shareholder action as shareholder action was not required because (*set forth a brief explanation of why shareholder action was not required.)*

   d. ☒ The amendment(s) was (were) approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

6. These articles will be effective upon filing, unless a delayed time and date is specified:

____

____

This the 9 day of June, 20 22

First Bancorp
Name of Corporation

Elizabeth Bostian
Signature

Elizabeth Bostian, Cheif Financial Officer
Type or Print Name and Title

NOTES:
1. Filing fee is $50. This document must be filed with the Secretary of State.

Appendix A

The first sentence of Article IV of the Articles of Incorporation of First Bancorp is amended to read as follows:

"The corporation shall have the authority to issue sixty million (60,000,000) shares of common stock with no par value and five million (5,000,000) shares of preferred stock with no par value, which shares of preferred stock shall be established by the Board of Directors of the corporation as provided herein in one or more classes or series within a class."